UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]                                     Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

HARROW HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Dated Filed:

April   , 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Harrow Health, Inc., which will be held at the Marriot Del Mar, 11966 El Camino Real, San Diego, California on June 6, 2019, at 9:00 a.m. local time. We hope you will be able to attend the meeting in person.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting in person, please mark the designated box on the enclosed proxy card. If you plan to attend the annual meeting and your shares are held in street name (by a broker, for example), you should ask the record holder for a legal proxy and bring it with you to the annual meeting, so that we can verify your ownership of Harrow Health, Inc. stock. Please note that if your shares are held in street name and you do not bring a legal proxy from the record holder, although you will be able to attend the annual meeting, you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to our Corporate Secretary at 12264 El Camino Real, Suite 350, San Diego, California 92130, or to promptly use the telephone or Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time.

Sincerely,

Mark L. Baum
Chief Executive Officer and Director

1

12264 EL CAMINO REAL, SUITE 350

SAN DIEGO, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 6, 2019

To the Stockholders of Harrow Health, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harrow Health, Inc. (the “Company”) will be held on June 6, 2019 at 9:00 a.m., at the Marriot Del Mar, 11966 El Camino Real, San Diego, California, for the following purposes:

1.	To elect to the Board of Directors the five (5) director nominees named in the accompanying proxy statement to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection of KMJ Corbin and Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to adopt a classified Board of Directors.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

5.	To vote, on an advisory basis, on the frequency of holding an advisory vote on the compensation of the Company’s named executive officers.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on April 17, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy or voting instruction card or this notice for admission to the meeting.

By Order of the Board of Directors,

Mark L. Baum
Chief Executive Officer and Director

San Diego, California

April  , 2019

2

12264 El Camino Real, Suite 350

San Diego, CA 92130

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on June 6, 2019

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of Harrow Health, Inc. to be held on June 6, 2019, at 9:00 a.m. local time at the Marriot Del Mar, 11966 El Camino Real, San Diego, California, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). We expect to mail this proxy statement (this “Proxy Statement”) and the accompanying materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), the Notice and a proxy card, to our stockholders on or about April , 2019.

All references to “us”, “we”, “our”, and the “Company” refer to Harrow Health, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2019

Copies of this Proxy Statement, the Notice and the Annual Report can be accessed electronically at: www.iproxydirect.com/HROW.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4 and for 3-years in Proposal 5. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Stockholders of Record

Only holders of record of shares of our common stock at the close of business on the record date, April 17, 2019, will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. At the close of business on April 11, 2019, the Company had 24,703,649 shares of common stock outstanding and entitled to vote, held by 114 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy.

3

Vote Required and Method of Counting Votes

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and shares that are voted by brokers as to any matter considered at the Annual Meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on matters that are not deemed to be routine unless the broker receives voting instructions from you. Broker non-votes occur when shares are held by a broker who has not received instructions from the beneficial owner of the shares on such non-routine matters, the broker does not have discretionary voting power with respect to such non-routine matters and has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority with respect to such non-routine matters. The effects of broker non-votes and abstentions on the proposals to be brought before the Annual Meeting are discussed below.

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal 1 – Election of five directors	Plurality of Votes Cast	No

Proposal 2 – Ratification of auditors for the 2019 fiscal year	Majority of Votes Cast	Yes

Proposal 3 – Amendment of Certificate of Incorporation to adopt a classified Board of Directors	Majority of Shares Outstanding	No

Proposal 4 – Advisory vote to approve executive compensation	Majority of Votes Cast	No

Proposal 5 - Advisory vote on frequency of advisory vote on executive compensation	Plurality of Votes Cast	No

With respect to Proposals 1 and 5, you may vote FOR or ABSTAIN. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposals 1 and 5. With respect to Proposals 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN. Abstentions, if any, will have the same effect as an AGAINST vote for Proposals 2, 3 and 4. Broker non-votes are not expected to result from Proposal 2, and broker non-votes will have the same effect as a vote AGAINST for Proposals 3 and 4.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you are a record holder of shares of our common stock, you may submit your vote by proxy by completing the proxy card and returning it to our Corporate Secretary at 12264 El Camino Real, Suite 350, San Diego, California 92130 or by using the telephone or Internet voting systems. If you hold your shares of common stock in street name, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Revocation of Proxies

You are a stockholder of record if, at the close of business on the record date, your shares were registered directly in your name with Action Stock Transfer Corp., our transfer agent. If you are a stockholder of record and submit your vote by proxy, you may revoke it at any time before its use, either by:

(1) revoking it in person at the Annual Meeting;

(2) delivering a written notice to our Corporate Secretary at 12264 El Camino Real, Suite 350, San Diego, California 92130 before the proxy is used; or

(3) delivering a later dated proxy card to us at the address noted above before the proxy is used.

Your presence at the Annual Meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose related to the Annual Meeting for the ten days prior to the Annual Meeting during ordinary business hours at our principal offices located at 12264 El Camino Real, Suite 350, San Diego, California 92130.

4

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is currently consists of five directors. Our Board has selected five director nominees for election at the Annual Meeting, consisting of all of our incumbent directors, upon the recommendation of the Company’s Nomination and Corporate Governance Committee. Each of the nominees is currently a director of our Company and was elected or re-elected by our stockholders at our 2018 annual meeting of stockholders.

There are no familial relationships among any of our directors or our executive officers. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or director nominee of the Company.

Nominees

The Board has selected the following five persons as its nominees for election to the Board at the Annual Meeting. Each of these nominees has indicated that he is willing and able to serve as a director. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), your proxy may be voted for such substitute nominees as the Board may designate.

The Board of Directors unanimously adopted a resolution proposing an amendment to the Company’s Amended and Restated Certificate of Incorporation, as currently amended (the “Certificate of Incorporation”) that classifies the Board of Directors into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three year term. The Amendment to the Certificate of Incorporation is conditioned on obtaining shareholder approval as discussed herein under “Proposal 3 — Approval of a Classified Board of Directors.” If the amendment is adopted, the terms of office of the Class I, Class II and Class III directors will expire in 2020, 2021 and 2022, respectively.

Subject to the approval of the amendment to the Certificate of Incorporation, the following table sets forth information regarding the nominees for directors and such persons, if elected at the Annual Meeting, will serve as directors in the classes and for the terms specified below:

Name	Age	Position & Committees	Term to Expire
Class III Directors
Mark L. Baum	46	Director; Chief Executive Officer	2022
Richard L. Lindstrom	71	Director	2022
Class II Directors
Robert J. Kammer	69	Chairman of the Board; Audit Committee; Compensation Committee*; Nomination and Corporate Governance Committee	2021
Stephen G. Austin	66	Director; Audit Committee*, Nomination and Corporate Governance Committee, Compensation Committee	2021
Class I Director
Anthony J. Principi	75	Director; Compensation Committee, Audit Committee and Nomination and Corporate Governance Committee*	2020

* Chairman of the committee.

If the amendment to the Certificate of Incorporation is not approved, each nominee, if elected at the Annual Meeting, will serve as a director until the earlier of the 2020 Annual Meeting of the Company’s stockholders or until their successors are duly elected and qualified.

Mark L. Baum, J.D. is a founder, member of the board of directors and Chief Executive Officer of Harrow Health, Inc. In 2011, Mr. Baum led the restructuring and reorganization of Harrow and since that time has directed the creation, development and growth of the Company’s unique business model. Mr. Baum was appointed as a director of the Company in December 2011, served as the Chairman of the board of directors from December 2011 to April 2012, and was appointed as Chief Executive Officer in April 2012. Prior to Mr. Baum’s involvement with the Company, from 2001 to 2011, he was the founder and managing director of TBLF, LLC, a consulting firm and fund manager, where he managed a series of three funds and acted as a principal investor in financing publicly traded companies or bridge-to-public equity transactions. Before his fund management experience, Mr. Baum founded and served as the president of YesRx, and practiced as a U.S. securities lawyer focused on public company reporting requirements and finance-related matters. Mr. Baum is also a founder and board member of Eton Pharmaceuticals, Inc., Surface Pharmaceuticals, Inc., Melt Pharmaceuticals, Inc., and our subsidiaries Mayfield Pharmaceuticals, Inc., and Radley Pharmaceuticals, Inc.. From November 2012 until December 2017, Mr. Baum served on the board of directors for Ideal Power, Inc., where he was also chair of its audit committee. Mr. Baum brings to the Harrow Board years of public company executive and board experience, including knowledge of securities laws, reporting requirements and public company finance-related issues. Mr. Baum is a graduate, cum laude, of The University of Texas at Arlington and a graduate of California Western School of Law.

5

Richard L. Lindstrom, M.D. has served as our director since January 2015. Dr. Lindstrom is a founder, director and has been an attending surgeon at Minnesota Eye Consultants P.A., a provider of eye care services, since 1989. He has served as a researcher, teacher, inventor, writer, lecturer and highly acclaimed physician and surgeon in the ophthalmology field. He has also served as a member of the board of directors of TearLab Corporation since 2010 and Ocular Therapeutix, Inc. since 2012. Dr. Lindstrom is a medical advisor for several medical device and pharmaceutical manufacturers and serves on the boards of several other privately-held life sciences companies. Dr. Lindstrom previously served as president of the International Society of Refractive Surgery from 1993 to 1994, the International Intraocular Implant Society from 2002 to 2004, the International Refractive Surgery Club from 2002 to 2004, and the American Society of Cataract and Refractive Surgery (“ASCRS”) from 2007 to 2008. Dr. Lindstrom currently serves on the ASCRS Executive Committee and is a board member of the ASCRS Foundation. From 1980 to 1989, he served as a professor of ophthalmology at the University of Minnesota, where he is currently an adjunct professor emeritus. Dr. Lindstrom is also a Trustee of the University of Minnesota Foundation. Dr. Lindstrom holds a B.A. degree in Pre-Medical Studies, a B.S. degree in Medicine and an M.D. degree from the University of Minnesota. Dr. Lindstrom brings to the Board over 30 years of ophthalmology industry experience, as well extensive experience serving as a director of other companies.

Robert J. Kammer, D.D.S. is a founder of our Company and has served as our director since December 2011 and as Chairman of the Board since April 2012. In June 2014, Dr. Kammer joined the board of directors of SoftScience Shoe Company as the co-chairman. In January 2015, Dr. Kammer retired from his clinical practice as a dentist, in which he was engaged from 1975 to 2015. He is a retired Diplomate of The American Board of Orofacial Pain and a Founding Member of The Academy for Sports Dentistry and Colorado Osseointegration Study Club. From 1979 to 1996, Dr. Kammer was an Associate Professor at the University of Colorado School of Dental Medicine. Dr. Kammer has also served as a consultant to the Boulder-Denver Pain Control Center and a reviewer for the Journal of Orofacial Pain. Dr. Kammer recently contributed a chapter to the text “Osteoperiosteal Flap”, has co-authored multiple scientific articles, was co-investigator on a Dental Implant Bar Study at the Mayo Institute from 2011 to 2013 and served as a consultant for Clear Choice Dental Implant Centers from 2010 to 2013. Dr. Kammer received his Bachelor of Science degree in 1971 from Xavier University, Cincinnati, Ohio. He received his Doctor of Dental Surgery degree from the University of Iowa College of Dentistry in 1974. Dr. Kammer brings to our Board over 35 years of clinical experience treating patients and leadership experience in a variety of positions.

Stephen G. Austin, CPA has served as a director since July 2012. He has been a Partner in Swenson Advisors, LLP, a regional accounting firm (registered with the Public Company Accounting Oversight Board), since May 1998 and has served as Managing Partner since October 2006. At Swenson Advisors, Mr. Austin manages assurance, Sarbanes-Oxley and other business consulting for public and private companies with a focus on technology, manufacturing, service, real estate, social media and non-profit organizations. Prior to joining Swenson Advisors, Mr. Austin accumulated over 22 years of experience as an audit partner with Price Waterhouse LLP, where he worked from 1976 to 1996, and with McGladrey & Pullen, LLP, where he worked from 1996 to 1998, serving both public and private companies. He serves as a board member or advisory board member for various not-for-profit foundations, associations and public service organizations in the United States, is on the global board of directors of Integra International, an international association of accounting firms, and served as a director on the board of Avanir Pharmaceuticals, Inc. from March 2003 to December 2012, where he also served on the audit committee and compensation committee. In 2004, Mr. Austin published a book on business ethics entitled “Rise of the New Ethics Class,” and in 2005 and 2006 he published articles in Asia discussing The Sarbanes-Oxley Act of 2002. Mr. Austin has also authored articles for the American Institute of CPAs, including the Journal of Accountancy. Mr. Austin holds a B.S. degree in accounting from Bob Jones University and an MBA degree from the University of Georgia and has been licensed as a Certified Public Accountant since 1978. Mr. Austin brings to our Board financial and accounting expertise and extensive experience serving as a director of other companies.

Anthony G. Principi, J.D. has been a director since September 2015. Mr. Principi has served as the Chairman of the Principi Group, LLC since 2016. He was Chairman of the Spectrum Group (2012-2016) and previously served as the CEO and president of the Principi Group until its merger with the Spectrum Group in 2012. From 2005 through 2010, he was the Senior Vice President of Government Relations of Pfizer, Inc. Prior to joining Pfizer, Inc., Mr. Principi served as Secretary of the U.S. Department of Veterans Affairs from 2001 through 2005. In 2005, he served as the Chairman of the Defense 2005 Base Realignment and Closure Commission. Prior to becoming Secretary of the U.S. Department of Veterans Affairs, Mr. Principi was President of QTC Medical Services Inc. from 1999 through 2001 and Senior Vice President of Lockheed Martin IMS from 1995 through 1996. Prior to joining Lockheed Martin IMS, Mr. Principi was Chief Counsel and Staff Director of the U.S. Senate Armed Services Committee from 1993 through 1994, and was Chief Counsel and Staff Director of the U.S. Senate Committee on Veterans’ Affairs from 1984 through 1988. Mr. Principi serves as a director and member of the corporate governance and compensation and evaluation committees of Mutual of Omaha. He is also a member of the board of directors of Genesis Supply Holdings, LLC and GetWellNetwork, Inc. Mr. Principi previously served as Executive Chairman of QTC Management, the largest provider of medical and disability evaluations to the federal government, and also served on the board of directors of Perot Systems, Inc. and Engility Holdings, Inc. Mr. Principi received a Bachelor of Science from the U.S. Naval Academy and a Juris Doctor from Seton Hall University School of Law.

Vote Required and Board of Directors’ Recommendation

Each director is elected by a plurality of the votes cast on the election of directors at a meeting at which a quorum is present. As a result, the nominees who receive the highest number of votes, up to the number of directors to be elected at the Annual Meeting, will be elected. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast and therefore will have no effect on the outcome of the vote on this proposal. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named above, unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

6

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of our Audit Committee, our Board has selected KMJ Corbin & Company LLP (“KMJ”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and has further directed that the selection of our independent registered public accounting firm be submitted for ratification by our stockholders at our Annual Meeting. KMJ has served as our independent registered public accounting firm since September 17, 2007. Representatives of KMJ are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KMJ as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KMJ to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and our Audit Committee will reconsider whether or not to retain KMJ. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

Aggregate fees for professional services billed to the Company by KMJ for the years ended December 31, 2018 and 2017, were as follows:

	2018	2017
Audit Fees	$189,426	$164,850
Audit-Related Fees	$10,000	$25,300
Other Fees	$-	$-
Total	$199,426	$190,150

“Audit Fees” represent fees for professional services provided in connection with the audit of our annual consolidated financial statements, and the review of our consolidated financial statements included in our quarterly reports. “Audit-Related Fees” represent fees for professional services provided in connection with the review of our registration statements on Forms S-8 and S-3. There were no fees billed by or paid to our principal accountant during the years ended December 31, 2018 and 2017 for tax compliance, tax advice or tax planning services or for financial information systems design and implementation services.

Pre-Approval Policy

Our Audit Committee pre-approves all services to be provided by KMJ. All fees paid to KMJ for services performed in 2018 and 2017 were pre-approved by our Audit Committee.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum, and will have the same effect as an AGAINST vote on this proposal. Broker non-votes are not expected to result from the vote on this proposal. The persons named in the enclosed proxy will vote the proxies they receive FOR the ratification of the selection of KMJ as our independent registered public accounting firm, unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

7

PROPOSAL NO. 3

APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS

General

The Board of Directors has unanimously adopted a resolution proposing an amendment to the Company’s Amended and Restated Certificate of Incorporation, as currently amended (the “Certificate of Incorporation”) adding a new Article NINETH that classifies the Board of Directors into three classes with staggered terms of office. Currently, the Company’s Board of Directors consists of a single class of five directors. All of the Company’s directors are elected at each Annual Meeting of Stockholders. The classified board amendment would classify the Board of Directors into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.

As indicated earlier, members in each class would be elected at the Annual Meeting. The directors initially elected in Class I (Anthony Principi) would serve until the next Annual Meeting of Stockholders in 2020 or until his successors has been elected and qualified, or until his earlier death, resignation, retirement or removal. The directors initially elected in Class II (Robert Kammer and Stephen Austin) would serve until the Annual Meeting of Stockholders in 2021 or until their respective successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. The directors initially elected in Class III (Richard Lindstrom and Mark Baum) would serve until the Annual Meeting of Stockholders in 2022 or until their respective successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. Beginning with the election of directors to be held at the year 2020 Annual Meeting of Stockholders, the class of directors to be elected in such year (Class I) would be elected for a three-year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors shall expire in each year.

Purpose of a Classified Board

To preserve the classified board structure, the classified board amendment also provides that a director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director’s successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal.

Delaware law provides that, if a corporation has a classified board, unless the corporation’s certificate of incorporation specifically provides otherwise, the directors may only be removed by the stockholders for cause. The Company’s Certificate of Incorporation, as amended by the proposed classified board amendment, would not provide for removal of directors other than for cause. Therefore, if this Proposal 3 is adopted, stockholders can remove directors of the Company for cause, but not in other circumstances. Presently, all of the directors of the Company are elected annually and all of the directors may be removed, with or without cause, by a majority of the voting power of the Company.

Unless a director is removed or resigns, three annual elections are needed to replace all of the directors on the classified Board of Directors. The classified board amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company’s stock with the intention of obtaining immediate control of the Board of Directors. If this proposal is adopted, these provisions will be applicable to each annual election of directors, including the elections following any change of control of the Company.

The Company is not aware of any present third-party plans to gain control of the Company, and the classified board amendment is not being recommended in response to any such plan. Rather, the Board of Directors is recommending the classified board amendment as part of its periodic review of the Company’s corporate governance mechanism and to assist in assuring fair and equitable treatment for all of the Company’s stockholders in hostile takeover situations. The Board of Directors has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of the Company.

Advantages of a Classified Board

The classified board amendment is designed to assure continuity and stability in the Board of Directors’ leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with the Company and, therefore, will be familiar with its business and operations. The Board of Directors believes that the stability in the Board of Directors’ leadership and policies in the past has helped to promote the creation of long-term stockholder value. The Board of Directors also believes that the classified board amendment will assist the Board of Directors in protecting the interests of the Company’s stockholders in the event of an unsolicited offer for the Company by encouraging any potential acquirer to negotiate directly with the Board of Directors.

8

Possible Disadvantages of a Classified Board

The classified board amendment may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of the Company’s outstanding Common Stock. Without the ability to obtain immediate control of the Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. Thus, the classified board amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. By potentially discouraging accumulations of large blocks of the Company’s stock and fluctuations in the market price of the Company’s stock caused by accumulations, the classified board amendment could cause stockholders to lose opportunities to sell their shares at temporarily higher prices. Further, the classified board amendment will make it more difficult for stockholders to change the majority composition of the Board of Directors, even if the stockholders believe such a change would be desirable. Because of the additional time required to change the control of the Board of Directors, the classified board amendment could be viewed as tending to perpetuate present management.

Procedure for Effecting the Classified Board Amendment

If our stockholders approve the classified board amendment, we propose to file with the Secretary of State of the State of Delaware an amendment to our Certificate of Incorporation that adopts a classified Board of Directors, a copy of which is attached to this proxy statement as Annex A. Such amendment will become effective at the time and on the date of its filing of, or at such later time as is specified in the amendment. Subject to the discretion of the Board, which could elect to abandon the classified board amendment at any time before or after stockholder approval, we expect to file the proposed classified board amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

Neither Delaware law, the Company’s Certificate of Incorporation, nor the Company’s Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of our outstanding shares of common stock will be required to approve the classified board amendment. Broker non-votes and abstentions will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADOPT A CLASSIFIED BOARD OF DIRECTORS

9

PROPOSAL NO. 4

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s (“SEC”) rules.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Our Compensation Committee believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing stockholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

We urge stockholders to read the “Executive Compensation” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. The Board and the Compensation Committee believe that the policies and procedures described and explained therein are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement supports and contributes to the Company’s long-term success.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. Abstentions will have the same effect as a vote against this proposal and broker non-non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY BASIS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

10

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as added by the Dodd-Frank Act, also enables our stockholders to indicate their preference as to how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, once every two years, or once every three years. Stockholders also may abstain from voting on this proposal.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company, and therefore your Board recommends that you vote for a three year (3-year) frequency for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that a triennial vote will allow stockholders to better evaluate our executive compensation program in relation to our short- and long-term company performance. Additionally, a triennial vote will provide us with time to respond to stockholder concerns and implement appropriate revisions.

The proxy card provides stockholders with the opportunity to choose among four options (holding the advisory vote on executive compensation every one, two or three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board of directors. You may cast your vote on your preferred voting frequency by choosing the option of once every year (“1 year”), once every two years (“2 years”), once every three years (“3 years”), or you may abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders.

Vote Required and Board of Directors’ Recommendation

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. Abstentions and broker non-votes will not be counted in determining which option receives the largest number of votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR A THREE YEAR (3-YEAR) FREQUENCY FOR THE STOCKHOLDER ADVISORY VOTE ON COMPENSATION AWARDED TO OUR NAMED EXECUTIVE OFFICERS.

11

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at http://irdirect.net/HROW.

Director Independence

Our Board of Directors currently consists of the following five members: Dr. Robert J. Kammer (Chairman); Stephen G. Austin; Dr. Richard L. Lindstrom; Anthony G. Principi; and Mark L. Baum. The Board has determined that (i) Mr. Austin, Mr. Principi and Dr. Kammer, comprising a majority of our current Board, are “independent” directors, as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). Mr. Baum is not independent because he currently serves as our Chief Executive Officer and Dr. Lindstrom is not independent because he has received non-board compensation payments in excess of $120,000.

Nominations for Directors

Our Nomination and Corporate Governance Committee evaluates and recommends to the Board of Directors nominees for each election of directors. There are no stated minimum criteria for director nominees; rather, in considering potential new directors, the Nomination and Corporate Governance Committee considers a variety of factors and may identify and evaluate individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are the following: broad experience in business, finance or administration; familiarity with the Company’s industry; prominence and reputation in a particular profession or field of endeavor; and whether the individual has the time available to devote to the work of the Board and one or more of its committees. The Nomination and Corporate Governance Committee also reviews the activities and associations of each candidate to determine the independence of the candidate under applicable Nasdaq and SEC rules and to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on the Board. In addition to these factors, the Nomination and Corporate Governance Committee may also consider such other factors as it may deem relevant or in the best interests of the Company and its stockholders. The Nomination and Corporate Governance Committee recognizes that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Nomination and Corporate Governance Committee seeks to nominate directors that bring to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Nomination and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant and considered valuable to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nomination and Corporate Governance Committee would identify a new nominee to replace such director in light of the criteria and factors described above. If the Nomination and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Nomination and Corporate Governance Committee reviews all director nominees, including those recommended by stockholders, in accordance with the factors and qualifications described above to determine whether they possess attributes the committee believes would be beneficial and valuable to the Company. The Nomination and Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Nomination and Corporate Governance Committee by complying with certain notification requirements set forth in our Bylaws. These requirements provide that a stockholder who desires to recommend a candidate for nomination to our Board of Directors must do so in writing to our Corporate Secretary at our principal executive offices, which written notice must be received no later than 90 days before the date of the annual meeting of stockholders at which directors are to be elected. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. Stockholders may obtain a copy of our Bylaws by writing to our Corporate Secretary at Harrow Health, Inc., c/o Corporate Secretary, 12264 El Camino Real, Suite 350, San Diego, California 92130, or by accessing our Bylaws on the Investor Relations section of our website at http://irdirect.net/HROW. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting unless an applicable SEC rule requires that we include the director nominee in our proxy statement.

12

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Harrow Health, Inc., 12264 El Camino Real, Suite 350, San Diego, California 92130. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-employee directors as a group or an individual director. Each communication will be screened by the Corporate Secretary or his or her designee to determine whether it is appropriate for presentation to the Board or any specified director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom they are addressed will be submitted to the Board or such director(s) on a periodic basis. Any communications that concern accounting, internal control or auditing matters will be handled in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which is available for review on our website at http://irdirect.net/HROW, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Harrow Health, Inc., 12264 El Camino Real, Suite 350, San Diego, California 92130, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur outside of formal meetings of the Board and committees of the Board.

Meeting Attendance

Our Board generally holds meetings on a quarterly basis, but may hold additional meetings as required. In 2018, the Board held four meetings. Each of our directors attended 100% of the Board meetings that were held during the periods when he was a director and 100% of the meetings of each committee of the Board on which he served that were held during the periods that he served on such committee. We do not have a policy requiring that directors attend our annual meetings of stockholders. All of our directors attended our 2018 annual meeting of stockholders.

Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee.

Audit Committee

Our Audit Committee is currently composed of Messrs. Stephen Austin (Chairman), Anthony Principi and Robert Kammer. Our Board has affirmatively determined that each member of the Audit Committee in 2018 was independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfied all other qualifications under Nasdaq Marketplace Rule 5065(c) and the applicable rules of the SEC, and that each current member of the Audit Committee is independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfies all other qualifications under Nasdaq Marketplace Rule 5605(c) and the applicable rules of the SEC. Our Board has also affirmatively determined that Stephen Austin qualifies as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933. The Audit Committee held six meetings in 2018.

The Audit Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on our website at http://irdirect.net/HROW. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent registered public accounting firm.

13

Compensation Committee

Our Compensation Committee is currently composed of Messrs. Robert Kammer (Chairman), Anthony Principi and Stephen Austin. Our Board has affirmatively determined that each member of the Compensation Committee during 2018 was independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfied all other qualifications under Nasdaq Marketplace Rule 5065(d) and the applicable rules of the SEC, and that each current member of the Compensation Committee is independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfies all other qualifications under Nasdaq Marketplace Rule 5065(d) and the applicable rules of the SEC. The Compensation Committee held four meetings in 2018.

The Compensation Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on our website at http://irdirect.net/HROW. The responsibilities of the Compensation Committee include reviewing and making recommendations to our Board concerning the compensation and benefits of our executive officers, including our Chief Executive Officer, and directors, overseeing the administration of our stock option and employee benefits plans, and reviewing general policies relating to compensation and benefits.

Nomination and Corporate Governance Committee

Our Nomination and Corporate Governance Committee is currently composed of Messrs. Anthony Principi (Chairman), Stephen Austin and Robert Kammer. Our Board has affirmatively determined that each member of the Nomination and Corporate Governance Committee during 2018 was independent under Nasdaq Marketplace Rule 5605(a)(2), and that each current member of the Nomination and Corporate Governance Committee is independent under Nasdaq Marketplace Rule 5605(a)(2). The Nomination and Corporate Governance Committee held four meetings in 2018.

The Nomination and Corporate Governance Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on our website at http://irdirect.net/HROW. The responsibilities of the Nomination and Corporate Governance Committee include evaluating and making recommendations to the Board with respect to director nominees and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

The Board may, but is not required to, select a Chairman of the Board on an annual basis. The positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Currently the positions of Chairman of the Board and Chief Executive Officer are separated. Our Board believes that this structure has allowed Mark L. Baum, Chief Executive Officer, to focus on our day-to-day business, while allowing Robert Kammer, our Chairman of the Board, to lead the Board in its fundamental role of providing advice to and independent oversight (including risk oversight) of management.

Our separated Chairman of the Board and Chief Executive Officer positions are augmented by our independent directors, who comprise all of our Board committees and meet regularly in executive session without Mr. Baum or other members of our management present to ensure that our Board maintains an appropriate level of independent oversight of management.

Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, and each Board committee has responsibility for reviewing certain risk areas and reporting to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies in certain focus areas. These areas of focus include strategic, operational, financial and reporting, succession and compensation, and other areas. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisors as required.

14

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.
Audit Committee	Overall policies with respect to risk assessment and risk management, material pending legal proceedings involving the Company and other contingent liabilities, any potential related party or conflict of interest transactions, as well as other risks and exposures that may have a material impact on our financial statements.
Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.
Nomination and Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Transactions with Related Persons

Klarity License Agreement

On April 1, 2017, we entered into a license agreement (the “Klarity License Agreement”) with Dr. Lindstrom., a member of our Board of Directors. Pursuant to the terms of the Klarity License Agreement, we licensed certain intellectual property and related rights from Dr. Lindstrom to develop, formulate, make, sell, and sub-license the topical ophthalmic solution Klarity used to protect and rehabilitate the ocular surface (the “Klarity Product”). Under the terms of the Klarity License Agreement, we are required to make royalty payments to Dr. Lindstrom ranging from three percent (3%) to six percent (6%) of net sales, dependent upon the final formulation of the Klarity Product sold. In addition, we are required to make certain milestone payments to Dr. Lindstrom including: (i) an initial payment of $50,000 upon execution of the Klarity License Agreement, (ii) a second payment of $50,000 following the first $50,000 in net sales of the Klarity Product; and (iii) a final payment of $50,000 following the first $100,000 in net sales of the Klarity Product. In April 2018, the Board determined that a royalty payment due to Dr. Lindstrom in May 2018 would, in aggregate with other non-board compensation, over the prior twelve consecutive months to Dr. Lindstrom be in excess of $120,000. The Board has determined that at the time of Dr. Lindstrom’s royalty payment, that was paid in May 2018, he was no longer an independent director. In April 2018, Dr. Lindstrom was replaced by Dr. Kammer as a member of our Nomination and Corporate Governance Committee and as chair of the Compensation Committee of our board of directors. Dr. Lindstrom no longer serves on any committees of the Board. The Company incurred $118,366 and $183,000 for royalty expenses related to the Klarity License Agreement during the years ended December 31, 2018 and 2017, respectively.

Investment in Eton Pharmaceuticals and Agreements

In April 2017, the Company formed Eton Pharmaceuticals, Inc. (“Eton”) as a wholly owned subsidiary. In May 2017, the Company entered into two asset purchase and license agreements (the “Eton License Agreements”) with Eton. Pursuant to the terms of the Eton License Agreements, the Company assigned and licensed to Eton certain intellectual property and related rights to develop, formulate, make, sell, and sub-license formulations of synthetic corticotropin and injectable pentoxifylline (collectively, the “Eton Products”). Eton is required to make royalty payments to the Company of six percent (6%) of net sales of the Eton Products while any patent rights remain outstanding and then three percent (3%) of net sales in the event patent claims are not issued. In addition, Eton is required to make certain milestone payments to the Company including payments of $50 upon initial patent issuances for each Eton Product. The Eton License Agreements were conditioned upon Eton receiving net proceeds of the sale of its equity securities of not less than $10,000,000, which occurred in June 2017, at which time the Company lost voting and ownership control of Eton and it ceased consolidating Eton’s financial statements.

On May 1, 2017, the Company and Eton entered into a Management Services Agreement (the “MSA”), whereby the Company provided to Eton certain administrative services and support, including bookkeeping, web services and human resources related activities, and Eton will pay the Company a monthly amount of $10,000. A 30-day notice of termination was delivered to the Company on August 29, 2017. Eton paid the Company $40,000 for services under the MSA.

As of December 31, 2018, the Company held 3,500,000 shares of Eton common stock at a fair market value of $6.12 per share. In November 2018, the Company entered into a lock-up agreement, that prohibits the sale of any of our Eton common stock until November 2019, without the approval of National Securities Corporation. As of December 31, 2018, the carrying value of the Company’s investment in Eton was $21,420,000.

The Company’s Chief Executive Officer, Mark L. Baum, is a director of Eton, and several employees of the Company (including Mr. Baum and the Company’s Chief Financial Officer, Andrew R. Boll) previously entered into consulting agreements with Eton.

Investment in Surface Pharmaceuticals and Agreements

In April 2017, the Company formed Surface Pharmaceuticals, Inc. as a wholly owned subsidiary. In 2017 and subsequently amended in April 2018, the Company entered into two asset purchase and license agreements (the “Surface License Agreements”) with Surface. Pursuant to the terms of the Surface License Agreements, the Company assigned and licensed to Surface certain intellectual property and related rights to develop, formulate, make, sell, and sub-license formulations of certain topical eye drop formulations that utilize a proprietary delivery vehicle and a proprietary doxycycline capsule (collectively, the “Surface Products”). Surface is required to make royalty payments to the Company of four to six percent (4%-6%) of net sales of the Surface Products while any patent rights remain outstanding. Certain of the Surface License Agreements were conditioned upon Surface receiving net proceeds of the sale of its equity securities of not less than $10,000,000 which occurred in May 2018, at which time the Company lost voting and ownership control of Surface and it ceased consolidating Surface’s financial statements.

15

In January 2018, the Company and Surface entered into an amended Management Services Agreement (the “Surface MSA”), whereby the Company provided to Surface certain administrative services and support, including bookkeeping, web services and human resources related activities, and Surface paid the Company a monthly amount of $10,000. The Surface MSA was terminated effective July 31, 2018.

As of December 31, 2018, the Company was due $50,000 from Surface for reimbursable expenses and amounts due under the Surface MSA and included in prepaid expenses and other current assets on the accompanying consolidated balance sheets.

As of December 31, 2018, the Company owned 3,500,000 shares of Surface common stock (approximately 30% issued and outstanding equity interests). One of the Company’s directors, Richard L. Lindstrom, and the Company’s Chief Executive Officer, Mark L. Baum, are directors of Surface. In addition, the Company’s Chief Financial Officer, Andrew R. Boll, was a director of Surface and resigned as a director of Surface concurrent with the sale of the Surface Series A Stock in May 2018. Several employees and a director of the Company (including Mr. Baum, Dr. Lindstrom and Mr. Boll) previously entered into consulting agreements and provided consulting services to Surface. Surface is required to make royalty payments to Dr. Lindstrom of 3% of net sales of certain Surface products while certain patent rights remain outstanding. Dr. Lindstrom is also a principal of Flying L Partners, an affiliate of the funding investor.

Since the beginning of 2017, there have been no other transactions in which the Company was or is a participant, and there are no currently proposed transactions in which the Company is to be a participant, in which the amount involved exceeds the lesser of $120,000 or 1% of the Company’s average assets at year end for the last two completed fiscal years, and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person’s immediate family had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

The charter of the Audit Committee of our Board tasks the Audit Committee with reviewing all related party transactions for potential conflict of interest situations on an ongoing basis (if such transactions are not reviewed and overseen by another independent body of the Board). In accordance with that policy, the Audit Committee’s general practice is to review and oversee any transactions that are reportable as related party transactions under the Financial Accounting Standards Board (“FASB”) and SEC rules and regulations. Management advises the Audit Committee and the full Board of Directors on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports filed by such persons.

Based solely on our review of the copies of such reports furnished to us, we believe that during the fiscal year ended December 31, 2018, all executive officers, directors and greater than 10% beneficial owners of our common stock complied with the reporting requirements of Section 16(a) of the Exchange Act.

Executive Officers

Executive officers are appointed by our Board and serve at its discretion. Set forth below is information regarding our executive officers as of April 11, 2019.

Name	Position	Age
Mark L. Baum	Chief Executive Officer and Director	46
Andrew R. Boll	Chief Financial Officer and Corporate Secretary	36
John P. Saharek	President of ImprimisRx	59

Mr. Baum’s biographical information is included with such information for the other members of our Board.

Andrew R. Boll, CFA, CMA started with Harrow in December 2011, and has served as our Chief Financial Officer since his promotion to that role in February 2015. He oversees the Company’s general and administrative functions and departments including its accounting and financial reporting, investor relations, human resources, legal and other operational departments. Prior to Harrow, from 2007 to 2011, Mr. Boll worked for an investment company where he oversaw the fund’s accounting, financial analysis, and reporting; he was also heavily involved with the financial operations of a number of the fund’s portfolio companies (public and private). From 2004 to 2007, Mr. Boll held various accounting roles at Welsh Companies, LLC, a privately held commercial real estate company, its fund and its other subsidiaries. Mr. Boll currently serves on the board of privately held Melt Pharmaceuticals, Inc. Mr. Boll is a CFA charterholder, Certified Management Accountant and earned his Bachelor of Science degree, summa cum laude, in Corporate and Public Finance.

John P. Saharek prior to his promotion to President of ImprimisRx in February 2019, Mr. Saharek served as the Company’s Chief Commercial Officer since February 2015 and its Vice-President of Commercialization, Ophthalmology since November 2012. He is a senior healthcare industry executive with over 30 years of broad experience developing and commercializing pharmaceutical, biotech, surgical device and diagnostic product portfolios. Prior to joining the Company, he served as Head of U.S. Marketing and Strategy for ThromboGenics Inc., developing the commercial strategy and building a team to launch a new biologic into the US market. Prior to that he was Vice President, Business Development at SurModics Inc., working with both large and small pharmaceutical companies on multi-platform drug delivery initiatives in the U.S. and internationally. Early on in his career he held positions of increasing responsibility in both marketing and sales at a number of companies, including his tenure with Bausch & Lomb. Mr. Saharek has a Masters of Business Administration from the University of Hartford and a Bachelor’s degree from Central Connecticut State University.

16

DIRECTOR COMPENSATION

Director Compensation Program for Year Ending December 31, 2018

A summary of the non-employee director compensation arrangements for 2018 is set forth below.

Cash Compensation

Retainer and
Meeting Fees
Annual Board Retainer Fee:
All non-employee directors	$35,000
Annual Chairman Retainer Fees*:
Chairman of the Board	$20,000
Audit Committee Chairman	$15,000
Compensation Committee Chairman	$10,000
Corporate Governance Committee Chairman	$8,000
Annual Committee Member Retainer Fees*:
Audit Committee	$7,500
Compensation Committee	$5,000
Corporate Governance Committee	$4,000

*	These fees are in addition to the Annual Board Retainer Fee, as applicable.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Equity Compensation

We do not have a formal equity compensation program for our non-employee directors. Rather, our Compensation Committee and our Board determine, in their discretion, if and when to grant equity awards to any of our directors and the amount and other terms of any such award.

In June 2018, the Company granted an aggregate of 136,364 restricted stock unit awards (“RSUs”) (34,091 RSUs per director) to its non-employee directors, with an aggregate value of approximately $300,000, or $75,000 to each of our four non-employee directors. These RSUs vest in equal quarterly installments over a one-year period subject to the director’s continued service, but the issuance and delivery of the shares subject to the RSUs are deferred until the director resigns or otherwise terminates his service as a director.

Director Compensation Table

The following table shows the compensation earned by or awarded or paid in 2018 to the individuals who served as our non-employee directors during such period. All compensation received by Mr. Baum, is disclosed in the Summary Compensation Table below. Mr. Baum did not receive any additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Other ($)		Total ($)
Robert J. Kammer	$73,000	$75,000	$-	$-		$148,000
Stephen G. Austin	$59,000	$75,000	$-	$-		$134,000
Richard L. Lindstrom	$38,500	$75,000	$-	$141,366	(3)	$254,866
Anthony J. Principi	$55,500	$75,000	$-	$-		$130,500

(1)	Reflects the dollar amount of the grant date fair value of awards granted in 2018, measured in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”) and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2018 included in the Annual Report.
(2)	The aggregate number of stock and option awards held as of December 31, 2018 by each non-employee director are as follows:

Name	Shares Underlying Stock Options	Shares Underlying Restricted Stock Unit Awards	Total
Robert J. Kammer (4)	-	82,273	82,273
Stephen G. Austin (5)	-	82,273	82,273
Richard L. Lindstrom (6)	-	73,254	73,254
Anthony J. Principi (7)	-	67,077	67,077

(3)	Represents: (i) the fair market value ($22,000) on the date of grant of 250,000 shares of restricted common stock of Surface Pharmaceuticals, Inc., granted to Dr. Lindstrom in March 2018, prior to its deconsolidation; (ii) $118,366 related to royalties related to the Klarity License Agreement (defined under the heading “Related Party Transactions”); and (iii) $1,000 for consulting services.
(4)	Includes 65,227 shares that have vested, but the issuance and delivery of these shares have been deferred until the director resigns.
(5)	Includes 65,227 shares that have vested, but the issuance and delivery of these shares have been deferred until the director resigns.
(6)	Includes 56,208 shares that have vested, but the issuance and delivery of these shares have been deferred until the director resigns.
(7)	Includes 50,031 shares that have vested, but the issuance and delivery of these shares have been deferred until the director resigns.

17

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract, motivate and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying compensation to increases in stockholder value. The Compensation Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (“pay for performance”) and the achievement of objectives that are expected to increase stockholder value. In furtherance of this goal, the Compensation Committee has established the following guidelines as a foundation for compensation decisions:

●	provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals;

●	align compensation elements with the Company’s annual goals and long-term business strategies and objectives;

●	promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

●	align executives’ incentives with the creation of stockholder value.

The Compensation Committee considers, with respect to each of the Company’s executive officers, the total compensation that may be awarded, including base salary, annual incentive compensation, long-term incentive compensation, and other benefits, such as discretionary cash bonuses, perquisites and other personal benefits available to each executive officer or that may be received by such executive officer under certain circumstances, including compensation payable upon termination of the executive officer under an employment agreement or severance agreement (if applicable). The Compensation Committee recognizes that its overall goal is to award compensation that is reasonable when all elements of potential compensation are considered. The Compensation Committee believes that cash compensation in the form of base salary and an annual incentive bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, restricted stock units and other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success.

The Compensation Committee also has historically focused on the Company’s financial and working capital condition when making compensation decisions and approving performance objectives. Because the Company has historically sought to preserve cash, overall compensation traditionally has been weighted more heavily toward equity-based compensation, as well as cash payments that are earned only upon the Company’s achievement of specified performance goals. The Compensation Committee will continue to periodically reassess the appropriate weighting of cash and equity compensation in light of the Company’s expenditures in connection with commercial operations and its working capital needs.

Roles in Determining Executive Officer Compensation

Compensation Committee

In accordance with its charter, the Compensation Committee is responsible for, among other things, reviewing and evaluating our executive officer compensation program, including: (i) determining the objectives of the executive officer compensation program and reviewing and recommending to the Board the program as a whole and the elements of compensation that comprise the program to be consistent with such objectives; (ii) evaluating the performance of the Chief Executive Officer, and in consultation with the Chief Executive Officer, the performance of our other executive officers, in light of the level of achievement of individual and corporate goals and objectives; and (iii) approving and/or recommending to the Board the compensation package for all executive officers of the Company. In accordance with its charter, the Compensation Committee, from time to time, solicits information and, as appropriate, recommendations from management of the Company with respect to executive officer compensation, although the ultimate determination and any recommendations to the Board remain with the Compensation Committee, and all equity grants are made by the Compensation Committee.

Chief Executive Officer

Compensation for the Chief Executive Officer is reviewed, evaluated and approved by the Compensation Committee without the presence or participation of the Chief Executive Officer.

The Chief Executive Officer reviews and makes recommendations to the Compensation Committee with respect to the compensation of our named executive officers and other members of the executive and senior management team. While the Compensation Committee may review and consider recommendations of the Chief Executive Officer, the Compensation Committee takes such action regarding compensation as it deems appropriate, which may include concurring with the Chief Executive Officer’s recommendations, or proposing adjustments to such recommendations, prior to the Compensation Committee approving any compensation.

18

Compensation Consultants

In September 2015, the Compensation Committee retained the services of an external compensation consultant, Radford, an Aon Hewitt Company (“Radford”). The mandate of the consultant is to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design, benchmarking with the Company’s peers in the industry and other technical considerations including tax- and accounting-related matters. The Compensation Committee regularly evaluates Radford’s performance, considers alternative compensation consultants and has the final authority to engage and terminate Radford’s services. The Compensation Committee intends to re-engaged Radford in 2019, to assist the Compensation Committee in its ongoing review of executive and director compensation practices, including a review and update of the Company’s peer companies. The decision to engage Radford was made solely by the Compensation Committee. The Compensation Committee, after a review of the factors set forth in Section 10C-1of the Securities Exchange Act of 1934 and NASDAQ requirements, has determined that the work performed by Radford in 2015 and in 2016 does not present any conflicts of interest.

Competitive Market Benchmarking

The Compensation Committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program including, but not limited to, industry data compiled yearly by Radford in its Global Life Sciences Survey, which represents a nationally-based assessment of executive compensation widely used within the pharmaceutical and biotechnology industry sectors. While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. The Compensation Committee adopted a group of peer companies in the fourth quarter of 2015, and the Compensation Committee, with the assistance of Radford, may revise the group of peer companies to take into account changes in market capitalization and similarities to the Company along the dimensions of competition for talent, phase of development or stage of commercialization, current and potential market capitalization, and number of employees in the future. More specifically, when establishing the 2015 peer group, the Compensation Committee and Radford focused on biotechnology and pharmaceutical companies with commercial products NDA’s filed, lead products in late phase 3 development, or in the beginning stages of revenue recognition, with market capitalizations ranging from $40 million to $200 million and employee headcounts ranging from 30 to 300 employees. Our current list of peer companies is comprised of the following companies, which we intend Radford to refresh following an analysis in 2019:

AcelRx Pharmaceuticals, Inc.	Biodel	Omeros
ADMA Biologics	Biota Pharmaceuticals, Inc.	OncoGenex Pharmaceuticals
Alderyra Therapeutics	Caladrius Biosciences	Peregrine Pharmaceuticals
Alimera Sciences	Cytori Therapeutics	Repros Therapeutics
Apricus Biosciences	Histogenics	Vital Therapies
Aradigm	InSite Vision
AVEO Pharmaceuticals, Inc.	Ocular Therapeutix

In addition to adopting the above group of peer companies in 2015 (the “2015 peer group”), the Compensation Committee engaged Radford to conduct a comprehensive benchmarking study reporting on compensation levels and practices, including equity, relative to the 2015 peer group. An Executive Compensation Assessment report was prepared by Radford in December 2015 that provided a competitive assessment of the Company’s executive compensation program as compared to the market data for base salaries, target total cash compensation and equity compensation of the 2015 peer group. In consideration of the benchmarking data in Radford’s competitive assessment of the Company’s executive compensation programs and the Company’s performance in 2015, adjustments to compensation were made in the second quarter of 2016. Since the 2016 adjustments, through the year ended December 31, 2018, the Compensation Committee has provided its named executive officers with 3% annual increases to their base salary amounts.

Compensation Program Overview

In 2018, our executive compensation program consisted of the following forms of compensation, each of which are described in greater detail below:

●	Base Salary

●	Annual Bonus

●	Equity Compensation

●	Employee Benefit Program

●	Change of Control Arrangements

19

Base Salary

The Compensation Committee believes it is important to provide adequate fixed compensation to our executive officers working in a highly volatile and competitive industry. Our Compensation Committee believes the base salaries are generally the appropriate cash compensation level that will allow us to attract and retain highly skilled executives. The Compensation Committee’s choice of this target percentile reflects consideration of our stockholders’ interests in paying what is necessary to achieve our corporate goals, while conserving cash as much as practicable. We believe that, given the industry in which we operate, our current working capital needs and our compensation philosophy and objectives, base salaries at this level are generally sufficient to retain our current executives and to hire new executives when and as required. In determining appropriate base salary levels for a given executive officer, the Compensation Committee considers the following factors:

●	individual performance of the executive, as well as our overall performance, during the prior year;

●	level of responsibility, including breadth, scope and complexity of the position;

●	level of experience and expertise of the executive;

●	internal review of the executive’s compensation relative to other executives to ensure internal equity; and

●	executive officer compensation levels at other similar companies to ensure competitiveness.

Salaries for executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually in light of each executive officer’s individual performance, the Company’s performance and compensation levels at peer companies in our industry, as well as changes in job responsibilities or promotion. The Chief Executive Officer assists the Compensation Committee in its annual review of the base salaries of other named executive officers and members of senior management based on the foregoing criteria.

Annual Bonus

The Company provides executive officers with annual performance-based cash bonuses, which are specifically designed to reward executives for overall corporate performance as well as individual performance in a given year. Corporate goals are established at the beginning of each year by the Compensation Committee with input from senior management. The target annual incentive bonus amounts relative to base salary vary depending on each executive’s accountability, scope of responsibilities and potential impact on the Company’s performance. Accordingly, the higher the level of control and accountability that is exercisable by an executive officer over our overall performance, the greater the percentage of the executive officer’s target total cash compensation that is dependent on the annual performance-based cash bonus award. We believe these target bonus levels for our executive officers are appropriate and consistent with our pay-for-performance compensation philosophy. At the end of each fiscal year, individual and corporate performance are measured versus plan and a percentage of target is fixed, which then determines the size of the total bonus pool from which annual bonus incentives are to be paid to executive officers. All cash bonuses are awarded retrospectively.

Under this plan, corporate and individual goals are established at the beginning of each fiscal year by the Compensation Committee with input from senior management. For 2017 and 2018, executive officers, except for the Chief Executive Officer, are assigned annual incentive bonus targets with 80% of the bonus attributed to corporate performance and 20% based on individual performance. For 2017 and 2018, the annual incentive bonus for our Chief Executive Officer is based 100% on overall corporate performance. An executive officer’s target annual incentive bonus amount relative to his annual base salary is established depending on the executive officer’s accountability, scope of responsibility and potential impact on the Company’s performance. Target annual incentive bonus levels for 2017 and 2018 were 65% of annual base salary for our Chief Executive Officer and 50% for all other named executive officers. In addition to their 2018 target bonus amounts, the executive officers are also being allowed one-time bonus opportunities related to profitability metrics and an increase in cash balance. At the end of each year, the Compensation Committee, with input from senior management, evaluates individual and corporate performance compared against the goals established under the plan, which determines the size of the total bonus pool from which cash bonuses are to be paid to executive officers. Based on this evaluation, the Compensation Committee determined to award, for service performed in 2018, our Chief Executive Officer a cash incentive bonus equal to 103% of his annual base salary, our Chief Financial Officer a cash incentive bonus equal to 77% of his annual base salary and our Chief Commercial Officer a cash incentive bonus equal to 82% of his annual base salary.

20

Equity Compensation

As an additional component of our compensation program, executive officers are eligible to receive equity compensation in the form of stock options or restricted stock awards, which may also be granted as awards of RSUs. The Compensation Committee does not have a stated policy regarding the issuance of equity grants, however, historically our named executive officers have been granted service/time based vesting equity awards and certain executive officers have also been granted options and RSUs that contain performance/market based vesting conditions. The Compensation Committee grants stock options to executive officers to aid in their retention, to motivate them to assist with the achievement of corporate objectives and to align their interests with those of our stockholders by creating a return tied to the performance of our stock price. In determining the form, date of issuance and value of a grant, the Compensation Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, and the Company’s overall performance relative to corporate objectives.

In 2017, the Company began to develop internal assets through the incorporation of new subsidiaries, which would be separately financed, managed, and eventually be deconsolidated and independent from Harrow. This strategic plan was internally referred to as Project 15 and a new Project 15 subsidiary as a “Project 15 Subsidiary”. More recently, Project 15 has been extended to include the development of, and the inclusion of, external assets into a Project 15 Subsidiary. Project 15 Subsidiaries have historically had nominal to minimal values at their inception.

Members of the Company’s executive team, including Mr. Baum, Mr. Boll and Mr. Saharek, along with other key employees (“Project 15 Consultants”) of the Company receive equity grants of the Project 15 Subsidiary that vest upon the Project 15 Subsidiary receiving a certain amount of third party investment capital which is usually gross proceeds of $10M or more (a “Critical Financing”). The Company does not have a written policy regarding the total share amount to be paid to Project 15 Consultants as it relates to these equity grants. Each Project 15 Subsidiary and situation can vary depending on the amount of capital raised and its valuation; however, in general, the total percent of ownership granted to the Project 15 Consultants (including, but not limited, to our executive team) has been approximately 7-12% of fully diluted ownership interests of the Project 15 Subsidiary following a Critical Financing. Specific details regarding the compensation amounts from and equity grants (including: the amount of shares, fair market value, as determined by an independent third party valuation firm and type of instrument granted to Mr. Baum, Mr. Boll and Mr. Saharek) of each Project 15 Subsidiary is described in more detail in the tables below. In many instances, members of our executive team and in some cases, members of our board of directors, will serve on the boards of directors and/or provide consulting services to a Project 15 Subsidiary after it becomes independent of the Company. Once a Project 15 Subsidiary is independent from the Company, compensation paid to that person is not included in the tables and summary below.

Employee Benefit Program

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (401(k)) plan is a tax-qualified retirement savings plan, pursuant to which all employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. We have historically made matching contributions of up to 4% of cash compensation contributed to the plan. The value of the 401(k) benefit for each of our named executive officers is reflected in the “All Other Compensation” column of the Summary Compensation Table.

Change of Control Arrangements

We have entered into change of control arrangements with each of our named executive officers. Our Board approved these change of control arrangements in order to mitigate some of the risk that exists for executives working in a biopharmaceutical company at our current stage and where the possibility exists that we may be acquired if our efforts succeed. These arrangements are intended to retain highly skilled executives who have, or who may seek, alternatives that may appear to them to be less risky in terms of the potential loss of their position following a merger or sale, particularly where the services of these executive officers may not be required by the acquirer. These arrangements provide change of control benefits either upon the termination of the employee’s service, a significant change in job responsibilities or the need to relocate within 12 months following a change of control. By using a so-called “double trigger” change of control benefit, and thereby tying the severance benefit both to a change in control and change in job status, rather than the mere consummation of a change of control transaction, the Compensation Committee believes that it is better able to balance the employee’s need for certainty with the interests of our stockholders.

Information regarding the change of control arrangements and the potential value of payments upon termination related to a change of control is provided for the named executive officers under the headings “Change of Control Arrangements”.

21

Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers, who are comprised of (1) our principal executive officer and (2) our next two highest compensated executive officers other than the principal executive officer.

Name and principal position	Year	Salary		Stock Awards(1)	Option Awards(1)	Non-Equity Plan Compensation(2)	All Other Compensation(3)	Total
Mark L. Baum	2018	$410,706		$4,350	$204,000	$424,954	$13,116	$1,057,126
Chief Executive Officer	2017	$417,347	(4)	$154,750	$303,408	$35,968	$1,521	$912,994

Andrew R. Boll	2018	$264,631		$2,175	$68,000	$203,900	$12,496	$551,202
Chief Financial Officer	2017	$285,769	(5)	$77,375	$104,297	$45,063	$11,665	$524,169

John P. Saharek	2018	$275,216		$-	$68,120	$224,779	$11,947	$580,062
Chief Commercial Officer(6)	2017	$267,200		$-	$108,754	$46,865	$11,189	$434,008

(1)	Reflects the dollar amount of the grant date fair value of awards granted during the respective fiscal years, measured in accordance with Topic 718 and without adjustment for estimated forfeitures, and includes grant date fair value of awards of our Project 15 Subsidiaries paid to our named executive officers prior to their deconsolidation. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 15 to our consolidated financial statements for the year ended December 31, 2018 included in the Annual Report. For information about the material terms of each equity award, see the tables under the subheading entitled “Outstanding Equity Awards at Fiscal Year End” below.
(2)	Amounts represent payouts under the Company’s annual cash bonus incentive plan based on the Company’s performance measured against the corporate objectives established for the named executive officer and the named executive officer’s individual performance measured against his individual goals. Such amounts are determined and paid after the end of each year, but reflect individual and Company performance for the respective years reflected above.
(3)	Amounts represent matching contributions made by us for the named executive officer under our 401(k) retirement savings plan and group life insurance benefit in excess of the standard threshold granted to all other employees.
(4)	Includes $18,602 in accrued paid vacation which Mr. Baum elected to take in the form of cash.
(5)	Includes $28,846 in accrued paid vacation which Mr. Boll elected to take in the form of cash.
(6)	Mr. Saharek was promoted from our Chief Commercial Officer to President of ImprimisRx on February 20, 2019.

Outstanding Equity Awards at Fiscal Year-End

The Company

The following table sets forth certain information regarding outstanding equity awards of the Company held by our named executive officers as of December 31, 2018.

Option Awards						Stock Awards
										Equity
										Incentive
								Equity Incentive		Plan Awards:
								Plan		Market
						Number of	Market	Awards: Number of		Value of Unearned
	Number of Securities		Number of Securities			Shares or Units	Value of Shares or	Shares or Units		Shares or Units
	Underlying		Underlying			of Stock	Units of	of Stock		of Stock
	Unexercised		Unexercised	Option	Option	that	Stock that	that		that
	Options		Options	Exercise	Expiration	Have Not	Have Not	Have Not		Have Not
Name	Exercisable		Unexercisable	Price	Date	Vested	Vested(1)	Vested		Vested(1)
Mark L. Baum	125,000	(2)	-	$2.40	1/25/2022	-	-	-		-
	180,000	(3)	-	$8.99	5/2/2023	-	-	-		-
	15,400	(4)	-	$7.71	2/10/2024	-	-	-		-
	150,000	(5)	30,000	$3.95	4/1/2026	-	-	-		-
	93,331	(6)	66,669	$2.23	2/1/2027	-	-	-		-
	37,500	(7)	112,500	$1.73	1/2/2028	-	-	-		-
	-	(8)	600,000	$7.87	7/31/2020	-	-	-		-
	-		-	-	-	-	-	1,050,000	(9)	$5,449,500
Andrew R. Boll	90,000	(10)	-	$6.00	4/1/2023	-	-	-		-
	7,400	(11)	-	$7.71	2/10/2024	-	-	-		-
	50,000	(12)	10,000	$3.95	4/1/2026	-	-	-		-
	32,081	(13)	22,919	$2.23	2/1/2027	-	-	-		-
	15,279	(14)	34,721	$1.73	1/2/2028	-	-	-		-
	-		-	-	-	-	-	157,500	(15)	$817,425
John P. Saharek	20,000	(16)	-	$4.16	11/12/2023	-	-	-		-
	5,000	(17)	-	$8.75	3/3/2014	-	-	-		-
	90,000	(18)	-	$7.37	2/1/2025	-	-	-		-
	50,000	(19)	10,000	$3.95	4/1/2026	-	-	-		-
	32,081	(20)	22,919	$2.23	2/1/2027	-	-	-		-
	15,279	(21)	34,721	$1.73	1/2/2028	-	-	-		-

22

(1)	Calculated by multiplying the number of unvested shares by $5.19, the closing price per share of our common stock on The NASDAQ Capital Market on December 28, 2018 (which was the last business day of our 2018 fiscal year).
(2)	Represents an option granted to Mr. Baum on April 1, 2012 under the 2007 Incentive Stock and Awards Plan (the “2007 Plan”) as compensation for his services, including his service as Chairman of the Board. The option vested in 12 equal monthly installments of 10,417 shares commencing on January 25, 2012.
(3)	Represents an option granted to Mr. Baum on May 2, 2013 under the 2007 Plan in connection with his services as our Chief Executive Officer and pursuant to the terms of his employment agreement with us. The option vested in 12 equal quarterly installments of 15,000 shares over three years commencing on the three-month anniversary of the date of grant.
(4)	Represents an option granted to Mr. Baum on February 10, 2014 under the 2007 Plan in connection with his services as our Chief Executive Officer. The option vested in three equal annual installments of 5,133 shares over three years commencing on the one-year anniversary of the date of grant.
(5)	Represents an option granted to Mr. Baum on April 1, 2016 under the 2007 Plan in connection with his services as our Chief Executive Officer. The option vests in 12 equal quarterly installments of 15,000 shares over three years commencing on the three-month anniversary of the date of grant.
(6)	Represents an option granted to Mr. Baum on February 1, 2017 under the 2007 Plan in connection with his services as our Chief Executive Officer. The option vests in 12 equal quarterly installments of 13,333 shares over three years commencing on the three-month anniversary of the date of grant.
(7)	Represents an option granted to Mr. Baum on January 1, 2018 under the 2017 Plan in connection with his services as our Chief Executive Officer. The option vests in 12 equal quarterly installments of 12,500 shares over three years commencing on the three-month anniversary of the date of grant.
(8)	Represents an option granted to Mr. Baum on July 30, 2015 under the 2007 Plan in connection with his services as our Chief Executive Officer. The option vests upon achieving certain stock price targets ranging from $9 - $15 a share over a five-year period.
(9)	Represents an award of RSUs granted to Mr. Baum on April 25, 2016 under the 2007 Plan in connection with his services as our Chief Executive Officer and pursuant to the terms of his employment agreement with us. The RSUs vest upon achieving and maintaining certain stock price targets ranging from $9 to $15 a share over a five-year period.
(10)	Represents an option granted to Mr. Boll on April 1, 2013 under the 2007 Plan in connection with his service as our Vice President, Accounting and Public Reporting (and currently as our Chief Financial Officer). The option vested in 12 equal quarterly installments of 7,500 shares over three years commencing on the three-month anniversary of the date of grant.
(11)	Represents an option granted to Mr. Boll on February 10, 2014 under the 2007 Plan in connection with his services as our Vice President, Accounting and Public Reporting (and currently as our Chief Financial Officer). The option vested in three equal annual installments of 2,467 shares over three years commencing on the one-year anniversary of the date of grant.
(12)	Represents an option granted to Mr. Boll on April 1, 2016 under the 2007 Plan in connection with his services as our Chief Financial Officer. The option vests in 12 equal quarterly installments of 5,000 shares over three years commencing on the three-month anniversary of the date of grant.
(13)	Represents an option granted to Mr. Boll on February 1, 2017 under the 2007 Plan in connection with his services as our Chief Financial Officer. The option vests in 12 equal quarterly installments of 4,583 shares over three years commencing on the three-month anniversary of the date of grant.
(14)	Represents an option granted to Mr. Boll on February 1, 2017 under the 2017 Plan in connection with his services as our Chief Financial Officer. The option vests in 12 equal quarterly installments of 4,167 shares over three years commencing on the three-month anniversary of the date of grant.
(15)	Represents an award of RSUs granted to Mr. Boll on April 25, 2016 under the 2007 Plan in connection with his services as our Chief Financial Officer and pursuant to the terms of his employment agreement with us. The RSUs vest upon achieving and maintaining certain stock price targets ranging from $9 to $15 a share over a five-year period.
(16)	Represents an option granted to Mr. Saharek on November 12, 2013 under the 2007 Plan in connection with his appointment as our Vice President of Commercialization, Ophthalmology (and currently as our President of ImprimisRx). The option vested according to the following schedule 25% of the shares subject to the option vest and become exercisable on the first anniversary of the grant date and the remaining 75% of the shares subject to the option vest and become exercisable quarterly in equal installments thereafter over two years.
(17)	Represents an option granted to Mr. Saharek on March 3, 2014 under the 2007 Plan in connection with his appointment as our Vice President of Commercialization, Ophthalmology (and currently as our President of ImprimisRx). The option vests according to the following schedule 25% of the shares subject to the option vest and become exercisable on the first anniversary of the grant date and the remaining 75% of the shares subject to the option vest and become exercisable quarterly in equal installments thereafter over three years.
(18)	Represents an option granted to Mr. Saharek on February 1, 2015 under the 2007 Plan in connection with his service as our Chief Commercial Officer (and currently as our President of ImprimisRx). The option vests in 12 equal quarterly installments of 7,500 shares over three years commencing on the three-month anniversary of the date of grant.
(19)	Represents an option granted to Mr. Saharek on April 1, 2016 under the 2007 Plan in connection with his services as our Chief Commercial Officer (and currently as our President of ImprimisRx). The option vests in 12 equal quarterly installments of 5,000 shares over three years commencing on the three-month anniversary of the date of grant.
(20)	Represents an option granted to Mr. Saharek on February 1, 2017 under the 2007 Plan in connection with his services as our Chief Commercial Officer (and currently as our President of ImprimisRx). The option vests in 12 equal quarterly installments of 4,583 shares over three years commencing on the three-month anniversary of the date of grant.
(21)	Represents an option granted to Mr. Saharek on January 2, 2018 under the 2017 Plan in connection with his services as our Chief Commercial Officer (and currently as our President of ImprimisRx). The option vests in 12 equal quarterly installments of 4,167 shares over three years commencing on the three-month anniversary of the date of grant.

23

Project 15 Subsidiaries

The following table sets forth certain information as of December 31, 2018, in regards to equity awards of our Project 15 Subsidiaries granted to named executive officers prior to their deconsolidation during the years ended December 31, 2017 and 2018.

Option Awards					Stock Awards
					Number	Number
	Number of	Number of			of Shares	of Shares
	Securities	Securities			of Restricted	of Restricted
	Underlying	Underlying			Common	Common
	Unexercised	Unexercised	Option	Option	Stock that	Stock that
Name/Company	Options Exercisable	Options Unexercisable	Exercise Price	Expiration Date	Have Vested	Have Not Vested
Mark L. Baum
Eton Pharmaceuticals, Inc. (2)	-	-	-		730,000	-
Surface Pharmaceuticals, Inc. (3)	-	-	-		725,000	-
Melt Pharmaceuticals, Inc. (4)	-	-	-		-	725,000
Andrew R. Boll
Eton Pharmaceuticals, Inc. (2)	-	-	-		365,000	-
Surface Pharmaceuticals, Inc. (3)	-	-	-		362,500	-
Melt Pharmaceuticals, Inc. (4)	-	-	-		-	362,500
John P. Saharek
Eton Pharmaceuticals, Inc. (5)	20,000	-	$0.21	5/30/2028	-	-
Surface Pharmaceuticals, Inc. (6)	20,000	-	$0.002	10/27/2027	-	-
Melt Pharmaceuticals, Inc. (7)	-	20,000	$0.006	5/30/2028	-	-

(1)	Fair market value of the shares is determined by an independent third-party valuation firm at the date of grant in accordance with Topic 718.
(2)	Represents restricted common stock award granted by Eton Pharmaceuticals, In. on May 1, 2017 (prior to Eton becoming deconsolidated and independent from the Company) with a fair market value of $0.21 per share, The restricted common stock award vested upon Eton completing a Critical Financing.
(3)	Represents restricted common stock award granted by Surface Pharmaceuticals, In. on May 1, 2017 (prior to Surface becoming deconsolidated and independent from the Company) with a fair market value of $0.002 per share. The restricted common stock award vested upon Surface completing a Critical Financing.
(4)	Represents restricted common stock award granted by Melt Pharmaceuticals, In. on May 1, 2017 (prior to Melt becoming deconsolidated and independent from the Company) with a fair market value of $0.006 per share. The restricted common stock award vests upon Melt completing a Critical Financing.
(5)	Represents an option award granted by Eton Pharmaceuticals, Inc. on May 1, 2017 (prior to Eton becoming deconsolidated and independent from the Company). The option grant vested upon Eton a Critical Financing and following a service period equal to one year.
(6)	Represents an option granted by Surface Pharmaceuticals, In. on May 1, 2017 (prior to Surface becoming deconsolidated and independent from the Company). The option grant vested upon Surface a Critical Financing and following a service period equal to one year.
(7)	Represents an option granted by Melt Pharmaceuticals, In. on May 1, 2017 (prior to Melt becoming deconsolidated and independent from the Company). The option grant vests upon Melt completing a Critical Financing and following a service period equal to one year.

24

During the year ended December 31, 2018, the Company’s board of directors approved the issuance of similar equity grants to the Project 15 Consultants (including our named executive officers) for subsidiaries Radley Pharmaceuticals, Inc. and Mayfield Pharmaceuticals, Inc. However, as of December 31, 2018, those equity awards had not yet been granted.

Compensation Arrangements with Mark L. Baum

Employment Agreements

On May 2, 2013, we entered into an amended and restated employment agreement with Mark L. Baum, our Chief Executive Officer, which amended the employment agreement Mr. Baum entered into with us effective April 1, 2012. The employment agreement had an initial term of three years and was renewable thereafter for consecutive one-year terms unless earlier terminated by either party. The agreement provided for an initial annual base salary of $329,000 and a target annual incentive bonus of 45% of his annual base salary. In addition, pursuant to the employment agreement, Mr. Baum received the following equity incentive awards: (i) 180,000 options to purchase our common stock; (ii) 200,000 restricted stock units subject to time-based vesting; and (iii) 1,050,000 restricted stock units subject to performance-based vesting if the Company achieves and maintains certain stock price targets.

On April 25, 2016, we entered into a new employment agreement (the “Baum Agreement”) with Mr. Baum with respect to his employment as Chief Executive Officer. The Baum Agreement replaces his 2012 employment agreement, as amended, with us. Mr. Baum’s employment with the Company is at-will and may be terminated either by Mr. Baum or the Company at any time for any reason or for no reason. The Baum Agreement provides for an initial annual base salary of $388,000 and a target annual bonus incentive under the Company’s Management Incentive Plan of 60% of his base salary. In addition, as described more fully below, pursuant to the employment agreement, Mr. Baum received the following equity incentive awards: (i) 180,000 options to purchase our common stock (the “Baum Options”); and (ii) 1,050,000 restricted stock units subject to performance-based accelerated vesting (the “Baum Performance Equity Award”). Concurrent with the issuance of the Baum Performance Equity Award, Mr. Baum agreed to forfeit 1,050,000 restricted stock units subject to performance-based vesting granted to him in May 2013. As a result, the issuance of the Baum Performance Equity Award has been treated as a modification of the RSU granted to Mr. Baum in May 2013 for accounting purposes.

CEO Involuntary Termination

Should Mr. Baum’s employment be terminated by the Company without Cause (as defined in the Baum Agreement) or should Mr. Baum terminate his employment with the Company for Good Reason (as defined in the Baum Agreement) (each an “Involuntary Termination”), any unvested Baum Options shall be accelerated as if Mr. Baum had completed an additional 18 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Baum will receive an extension to exercise his vested options until the earlier of the original expiration date and 18 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Baum’s employment with the Company, Mr. Baum will be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months. In the event of an Involuntary Termination of Mr. Baum’s employment occurring more than 30 days prior to the fifth anniversary of the grant date, the Baum Performance Equity Awards will remain eligible to vest pursuant to their terms for a period of 18 months following Mr. Baum’s Involuntary Termination, provided that such 18 month period will not extend beyond the day before the fifth anniversary of the grant date.

25

2016 Performance Equity Award

In connection with the Baum Agreement, Mr. Baum was granted a performance-based restricted stock unit award of up to 1,050,000 performance stock units. The 1,050,000 performance stock units comprising the Baum Performance Equity Award will vest on the fifth anniversary of the grant date, subject to Mr. Baum’s continued employment with the Company, and may vest earlier if the Company achieves and maintains certain stock price targets during the five year period following the grant date or upon a Change in Control if the Baum Performance Equity Award is not assumed, continued or substituted for by the acquiring entity. The performance-based vesting criteria are broken into five equal tranches and require that the Company achieve and maintain certain stock price targets ranging from $9 per share to $15 per share during the five-year period following the grant date. These market-based accelerated vesting conditions are set forth below:

Tranche	Number of Shares	Target Share Price	Stock Price Appreciation as of Date of Grant(1)
Tranche 1	200,000 shares	$9.00 or greater	125%
Tranche 2	200,000 shares	$10.00 or greater	150%
Tranche 3	200,000 shares	$12.00 or greater	200%
Tranche 4	200,000 shares	$14.00 or greater	250%
Tranche 5	250,000 shares	$15.00 or greater	275%

(1)	The closing sale price of our Common Stock on April 25, 2016, the date the Baum Performance Equity grant was made, was 3.98.

For each respective tranche to vest the following conditions must be met: (i) the Company’s common stock must have an official closing price at or above the Target Share Price for the respective tranche (each such date, a “Trigger Date”); (ii) during the period that includes the Trigger Date and the immediately following 19 trading days (the “Measurement Period”), the arithmetic mean of the 20 closing prices of the Company’s common stock during the Measurement Period must be at or above the Target Share Price for such tranche; and (iii) with certain limited exceptions, Mr. Baum must be in service with the Company through at the date of vesting. In addition, the Baum Performance Equity Award contains an incentive recoupment (or “clawback”) provision that provides for Mr. Baum’s forfeiture or repayment of the benefits granted under the Baum Performance Equity Award under certain circumstances.

Change in Control Arrangements

In the event of an Involuntary Termination of Mr. Baum’s employment within one month prior to, or 12 months following, a Change in Control (as defined in the Plan), any unvested Baum Options shall be deemed fully vested as of the date of such Involuntary Termination. Should an Involuntary Termination of Mr. Baum’s employment occur within one month prior to, or 12 months following, a Change in Control, Mr. Baum shall be entitled to (i) a severance payment equal to the sum of 18 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 18 months. Furthermore, in the event of an Involuntary Termination of Mr. Baum’s employment within one month prior, to or 12 months following, a Change in Control, any unvested portion of the Baum Performance Equity Award will accelerate in full based on the performance standards at the time of such Involuntary Termination as set forth in the award.

Also in connection with the Baum Agreement, Mr. Baum and the Company entered into a retention letter agreement (the “Baum Retention Letter Agreement”) that provides upon the closing of an event of a Change of Control within five years of the date of the Baum Agreement, Mr. Baum will be entitled to receive a retention bonus ranging from 1.5% of the Change in Control Consideration (as defined in the Baum Retention Letter Agreement) to 0.7% of the Change in Control Consideration depending on when the closing of a Change of Control occurs (e.g., the sooner the Change of Control, the higher the retention bonus percentage). Payment of the retention bonus is subject to Mr. Baum’s continuous employment through the closing of the Change in Control or an Involuntary Termination of his employment on or before the closing of the Change in Control. Mr. Baum and the Company agreed that the Baum Retention Letter Agreement supersedes the previous retention letter agreement, dated July 31, 2015, between the parties.

Other Equity Incentive Grants

Mr. Baum has received other equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Compensation Arrangements with Andrew R. Boll

Employment Agreements

Effective as of February 1, 2015, we entered into an amended and restated employment agreement with Mr. Boll in connection with his appointment as our Chief Financial Officer, which restates and supersedes his prior employment agreement with us entered into on February 1, 2012. The amended and restated employment agreement provided for the following, among other things: (i) a term of three years, (ii) an annual base salary of $200,000; (iii) eligibility to receive an annual cash bonus in an amount equal to at least 20% of his then-current annual base salary and a target of 50% of his then-current annual base salary, with the precise amount to be determined at the discretion of the Board; and (iv) certain initial equity awards in connection with his appointment as our Chief Financial Officer.

26

On April 25, 2016, the Company entered into a new employment agreement (the “Boll Agreement”) with Mr. Boll with respect to his employment as Chief Financial Officer and Corporate Secretary. This new agreement replaces his 2012 employment agreement, as amended, with the Company. Mr. Boll’s employment with the Company is at-will and may be terminated either by Mr. Boll or the Company at any time for any reason or for no reason. The Boll Agreement provides for an initial annual base salary of $250,000 and a target annual incentive bonus of 50% of his annual base salary. In addition, as described more fully below, pursuant to the employment agreement, Mr. Boll received the following equity incentive awards: (i) 60,000 options to purchase our common stock (the “Boll Options”); and (ii) 157,500 restricted stock units subject to performance-based accelerated vesting (the “Boll Performance Equity Award”). Concurrent with the issuance of the Boll Performance Equity Award, Mr. Boll agreed to forfeit 157,500 restricted stock units subject to performance-based vesting granted to him in February 2015. As a result, the issuance of the 2016 Performance Equity Award has been treated as a modification of the RSU granted to Mr. Boll in February 2015 for accounting purposes.

CFO Involuntary Termination

Should Mr. Boll’s employment be terminated by the Company without Cause (as defined in the Boll Agreement) or should Mr. Boll terminate his employment with the Company for Good Reason (as defined in the Boll Agreement) (each an “Involuntary Termination”), any unvested Boll Options shall be accelerated as if Mr. Boll had completed an additional 12 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Boll will receive an extension to exercise his vested options until the earlier of the original expiration date and 12 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Boll’s employment with the Company, Mr. Boll will be entitled to (i) a severance payment equal to the sum of six months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to six months.

2016 Performance Equity Award

The 157,500 performance stock units comprising the Boll Performance Equity Award will vest on the fifth anniversary of the grant date, subject to Mr. Boll’s continued employment with the Company, and may vest earlier if the Company achieves and maintains certain stock price targets during the five year period following the grant date or upon a Change in Control if the Boll Performance Equity Award is not assumed, continued or substituted for by the acquiring entity. The performance-based vesting criteria are broken into five equal tranches and require that the Company achieve and maintain certain stock price targets ranging from $9 per share to $15 per share during the five-year period following the grant date. These market-based accelerated vesting conditions are set forth below:

Tranche	Number of Shares	Target Share Price	Stock Price Appreciation as of Date of Grant(1)
Tranche 1	30,000 shares	$9.00 or greater	125%
Tranche 2	30,000 shares	$10.00 or greater	150%
Tranche 3	30,000 shares	$12.00 or greater	200%
Tranche 4	30,000 shares	$14.00 or greater	250%
Tranche 5	37,500 shares	$15.00 or greater	275%

(1)	The closing sale price of our Common Stock on April 25, 2016, the date the Boll Performance Equity grant was made, was $3.98.

For each respective tranche to vest the following conditions must be met: (i) the Company’s common stock must have an official closing price at or above the Target Share Price for the respective tranche (each such date, a “Trigger Date”); (ii) during the period that includes the Trigger Date and the immediately following 19 trading days (the “Measurement Period”), the arithmetic mean of the 20 closing prices of the Company’s common stock during the Measurement Period must be at or above the Target Share Price for such tranche; and (iii) with certain limited exceptions, Mr. Boll must be in service with the Company through at the date of vesting. In addition, the Boll Performance Equity Award contains an incentive recoupment (or “clawback”) provision that provides for Mr. Boll’s forfeiture or repayment of the benefits granted under the Boll Performance Equity Award under certain circumstances.

27

Change in Control Arrangements

Should an Involuntary Termination of Mr. Boll’s employment occur within one month prior to, or 12 months following, a Change in Control, Mr. Boll shall be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months. Furthermore, in the event of an Involuntary Termination of Mr. Boll’s employment within one month prior to, or 12 months following, a Change in Control, any unvested Boll Options shall be deemed fully vested as of the date of such Involuntary Termination. In the event of an Involuntary Termination of Mr. Boll’s employment occurring more than 30 days prior to the fifth anniversary of the grant date, the Boll Performance Equity Awards will remain eligible to vest pursuant to their terms for a period of 12 months following Mr. Boll’s Involuntary Termination, provided that such 12 month period will not extend beyond the day before the fifth anniversary of the grant date. Furthermore, in the event of an Involuntary Termination of Mr. Boll’s employment within one month prior, to or 12 months following, a Change in Control, any unvested portion of the Boll Performance Equity Award will accelerate in full based on the performance standards at the time of such Involuntary Termination as set forth in the award.

Also, in connection with the Boll Agreement, Mr. Boll and the Company entered into a retention letter agreement (the “Boll Retention Letter Agreement”) that provides upon the closing of an event of a Change of Control within five years of the date of the Boll Agreement, Mr. Boll will be entitled to receive a retention bonus ranging from 1.0% of the Change in Control Consideration (as defined in the Boll Retention Letter Agreement) to 0.2% of the Change in Control Consideration depending on when the closing of a Change of Control occurs (e.g., the sooner the Change of Control, the higher the retention bonus percentage). Payment of the retention bonus is subject to Mr. Boll’s continuous employment through the closing of the Change in Control or an Involuntary Termination of his employment on or before the closing of the Change in Control.

Equity Incentive Grants

Mr. Boll has received other equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Compensation Arrangements with John P. Saharek

Employment Agreements

Effective as of February 1, 2015, we entered into an employment agreement with John P. Saharek in connection with his appointment as our Chief Commercial Officer (and now President of ImprimisRx). The employment agreement provided for the following, among other things: (i) a term of three years, (ii) an annual base salary of $220,000; (iii) bonus target of 50% of his then-current annual base salary, with the precise amount to be determined at the discretion of the Board; and (iv) certain initial equity awards in connection with his appointment as our Chief Commercial Officer.

On April 25, 2016, the Company entered into a new employment agreement (the “Saharek Agreement”) with Mr. Saharek with respect to his employment as Chief Commercial Officer. This new agreement replaces his 2015 employment agreement, with the Company. Mr. Saharek’s employment with the Company is at-will and may be terminated either by Mr. Saharek or the Company at any time for any reason or for no reason. The Saharek Agreement provides for an initial annual base salary of $260,000 and a target annual incentive bonus of 50% of his annual base salary. In addition, pursuant to the employment agreement, Mr. Saharek received 60,000 options to purchase our common stock (the “Saharek Options”).

CCO Involuntary Termination

Should Mr. Saharek’s employment be terminated by the Company without Cause (as defined in the Saharek Agreement) or should Mr. Saharek terminate his employment with the Company for Good Reason (as defined in the Saharek Agreement) (each an “Involuntary Termination”), any unvested Saharek Options shall be accelerated as if Mr. Saharek had completed an additional 12 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Saharek will receive an extension to exercise his vested options until the earlier of the original expiration date and 12 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Saharek’s employment with the Company, Mr. Saharek will be entitled to (i) a severance payment equal to the sum of six months of his then Base Salary plus the greater of his (x) Annual Bonus for the preceding calendar year or (y) target Annual Bonus for the year in which the termination occurs; (ii) his Annual Bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to six months.

28

Change of Control Provisions

Should an Involuntary Termination of Mr. Saharek’s employment occur within one month prior to, or 12 months following, a Change in Control, Mr. Saharek shall be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months. Furthermore, in the event of an Involuntary Termination of Mr. Saharek’s employment within one month prior to, or 12 months following a Change in Control, any unvested Saharek Options shall be deemed fully vested as of the date of such Involuntary Termination.

Also, in connection with the Saharek Agreement, Mr. Saharek and the Company entered into a retention letter agreement (the “Saharek Retention Letter Agreement”) that provides upon the closing of an event of a Change of Control within two years of the date of the Saharek Agreement, Mr. Saharek will be entitled to receive a retention bonus ranging from 0.5% of the Change in Control Consideration (as defined in the Saharek Retention Letter Agreement) to 0.25% of the Change in Control Consideration depending on when the closing of a Change of Control occurs (e.g., the sooner the Change of Control, the higher the retention bonus percentage). Payment of the retention bonus is subject to Mr. Saharek’s continuous employment through the closing of the Change in Control or an Involuntary Termination of his employment on or before the closing of the Change in Control.

Equity Incentive Grants

Mr. Saharek has received other equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of December 31, 2018.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	3,780,955	$5.51	(2)	1,572,640
Equity compensation plans not approved by security holders(3)	2,206,973	1.91		-
Total	5,987,928	$3.02	(2)	1,572,640

(1)	Represents shares reserved under the Plan. See Note 15 to our consolidated financial statements included in the Annual Report. The 2007 Plan reached its term in September 2017, and we can no longer issue additional awards under this plan, however, options still outstanding and previously issued under the 2007 Plan will remain outstanding until they are exercised, reach their maturity or are otherwise cancelled/forfeited. On June 13, 2017, the Company’s Board of Directors and stockholders adopted the Company’s 2017 Incentive Stock and Awards Plan (the “2017 Plan” together with the 2007 Plan, the “Plan”).
(2)	Excludes outstanding RSUs, which have no associated exercise price.
(3)	Compromises warrants issued to lenders, underwriters, consultants, investors and issued in settlement of disputes.

29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the shares of our common stock beneficially owned by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group, and (iv) all persons known by us to beneficially own more than 5% of our outstanding common stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the Securities and Exchange Commission. Under these rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such shares. Except as otherwise indicated in the accompanying footnotes, the information in the table below is based on information as of April 11, 2019. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power with respect to shares of common stock and the address for such person is c/o Harrow Health, Inc. 12264 El Camino Real, Suite 350, San Diego, CA 92130.

Beneficial Owner	Amount and Nature of Beneficial Ownership
	Number of Shares	Percentage (1)
5% + Stockholders
Opaleye, L.P. (2)	1,722,000	6.97%
Longboard Capital Advisors, LLC (3)	1,416,000	5.68%

Directors and Officers
Mark L. Baum (4)	1,341,412	5.25%
Andrew R. Boll (5)	349,427	1.40%
John P. Saharek (6)	274,027	1.10%
Robert J. Kammer (7)	913,808	3.69%
Stephen G. Austin (8)	73,750	*
Anthony J. Principi (9)	58,554	*
Richard L. Lindstrom (10)	264,731	1.07%
All executives and directors as a group (7 persons)	3,275,709	12.43%

*	Represents less than 1%.
(1)	Beneficial ownership percentages are based on 24,703,649 shares of our common stock outstanding as of April 11, 2019. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after April 11, 2019 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	This information is as of February 14, 2019 and based on a Schedule 13G/A filed on February 14, 2019 by Opaleye L.P., Opaleye Management, Inc., and James Silverman. The address for Opaleye L.P. is One Boston Place, 26th Floor, Boston MA, 02108.
(3)	This information is as of February 8, 2018 and based on a Schedule 13G/A filed on April 19, 2017 and Form 5 filed on February 8, 2018 by Longboard Capital Advisors, LLC and Brett Conrad. Includes 208,000 shares of our common stock issuable upon exercise of warrants. The address for Longboard Capital Advisors, LLC is 1312 Cedar St. Santa Monica, California 90405.
(4)	Includes 703,736 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 11, 2019 and 156,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days after April 11, 2019.
(5)	Includes 226,427 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 11, 2019 and 39,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days after April 11, 2019.
(6)	Includes 244,027 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 11, 2019.
(7)	Includes 73,750 shares of common stock issuable upon Mr. Kammer’s discontinuation of service as a director.
(8)	Includes 73,750 shares of common stock issuable upon Mr. Austin’s discontinuation of service as a director.
(9)	Includes 58,554 shares of common stock issuable upon Mr. Principi’s discontinuation of service as a director.
(10)	Includes 64,731 shares of common stock issuable upon Mr. Lindstrom’s discontinuation of service as a director.

30

REPORT OF THE AUDIT COMMITTEE

The Audit Committee manages relations with and evaluates the performance of the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board, a copy of which is available on the Company’s website at http://irdirect.net/HROW. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the rules and listing standards of Nasdaq and the SEC.

Other than Mr. Austin, the Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with such firm by Public Company Accounting Oversight Board (United States) Auditing Standard No. 16 (as amended), Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm its independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2018 should be included in the Annual Report.

Submitted by the Audit Committee of the Board of Directors

Stephen Austin, Chairman
Anthony Principi
Robert Kammer

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

31

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide added convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single copy of this Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report from us, please notify your broker, direct your written request to Harrow Health, Inc., c/o Corporate Secretary, 12264 El Camino Real, Suite 350, San Diego, California 92130 or call Investor Relations at (858) 704-4587 and we will promptly thereafter deliver separate copies to you. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of these materials should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2020 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for our 2020 annual meeting of stockholders, a stockholder’s proposal must be received by us no later than December 31, 2019, unless the date of our 2020 annual meeting of stockholders is more than 30 days before or after the one-year anniversary date of the Annual Meeting, in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2). The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Advance Notice for Proposals for Business to be Discussed at the 2020 Annual Meeting of Stockholders

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice of stockholder proposals must be received by our Corporate Secretary at our principal executive offices not less than 120 days nor more than 180 days prior to the anniversary date of the mailing of the proxy materials for the preceding year’s annual meeting, or between November 1, 2019 and December 31, 2019 for our 2020 annual meeting of stockholders, and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters, except if we did not hold an annual meeting the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials, and not later than the close of business on the later of (i) the 90th day prior to the scheduled annual meeting or (ii) the 15th day following the day on which public announcement of the date of annual meeting was first made. A copy of our Bylaws may be obtained by written request to the Corporate Secretary at Harrow Health, Inc., c/o Corporate Secretary, 12264 El Camino Real, Suite 350, San Diego, California 92130. Our Bylaws are also available on the Investor Relations section of our website at http://irdirect.net/HROW. If we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

ANNUAL REPORT

The Annual Report accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of the Annual Report upon the receipt of a written or oral request by any stockholder.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mark L. Baum
Chief Executive Officer and Director

32

Annex A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HARROW HEALTH, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Harrow Health, Inc. resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by adding the following new Article NINTH:

“NINTH: The Board of Directors shall be divided into three classes, Class I, Class II and Class III, with each class having as equal a number of members as reasonably possible. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders of the Corporation in 2020, 2021 and 2022, respectively. Beginning in 2020, at each annual meeting of stockholders of the Corporation, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of stockholders of the Corporation in the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise provided by law, directors may only be removed for cause and only upon the vote of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors. Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the then authorized number of directors shall be increased by the number of directors so to be elected, and the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

33

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ____ day of _______, 2019.

By:
Authorized Officer
Title:	Chief Financial Officer
Name:	Andrew R. Boll

34